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                                                                 Exhibit 10.7

                            RIGHT OF FIRST OFFER AGREEMENT
                                 (THREE TOWER BRIDGE)


     THIS RIGHT OF FIRST OFFER AGREEMENT (the "Agreement") is made as of this 3rd day of November, 1997 by THREE TOWER BRIDGE ASSOCIATES, a Pennsylvania limited partnership ("TTBA"), and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BOP").


                                     BACKGROUND:


     TTBA is the tenant and holder of a purchase option pursuant to a Lease Agreement dated March 28, 1996, between Montgomery County Industrial Development Corporation and TTBA (the "Lease Agreement") with regard to a certain parcel of land and all the improvements located thereon identified on Exhibit "A" attached hereto and made a part hereof (the "Premises").

     The parties hereto desire to enter into this Agreement for the purpose of confirming that in the event TTBA desires to sell the Premises or assign its interest in the Lease Agreement, it shall first offer to sell the Premises or assign such interest to BOP.

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TTBA hereby agrees as follows:

     1.   Right of First Offer; Procedure

          a. If TTBA at any time during the term of this Agreement decides that it is interested in selling the Premises or assigning its interest under the Lease Agreement, TTBA shall so advise BOP by written notice as hereinafter set forth (the "Offering Notice"). The Offering Notice shall outline the price ("Asking Price") TTBA shall seek to obtain in negotiations with any prospective purchaser. If BOP, by reply notice given within twenty (20) days after the Offering Notice, advises TTBA that it is interested in purchasing the Premises or obtaining an assignment of its interest for substantially the same price and terms, then TTBA and BOP shall in good faith attempt to negotiate and agree upon a contract (a "Sale Contract") for purchase of the Premises, it being understood, however that TTBA shall have no obligation to sell to BOP for a price less than the Asking Price or upon terms other than those acceptable to TTBA. If TTBA and BOP cannot agree within thirty (30) days after BOP's notice of interest to TTBA, then TTBA shall be free to offer the Premises for sale to a third party for substantially the same price and terms as specified in the Offering Notice, and TTBA shall be free to negotiate, agree upon and close the sale with such third party on substantially the same price and terms, free and
clear of any rights of BOP.   "Substantially the same price and terms," as used
herein, means


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that the price shall be not more than ten percent (10%) less than the price specified in TTBA's previous notice to BOP.

          b. If, following failure of TTBA and BOP to agree upon a Sale Contract, TTBA decides that it is interested in selling the Premises or assigning its interest in the Lease Agreement for a price and on terms not "substantially the same price and terms" as contained in the Offering Notice, or if TTBA is unable to enter into an agreement to sell the Premises or assign its interest upon "substantially the same price and terms" within one year after the Offering Notice, TTBA shall so advise BOP by sending an additional Offering Notice to BOP, and the process set forth in subsection 1(a) hereof shall be repeated as if the additional Offering Notice were the original Offering Notice.

     2.   Miscellaneous.

          a. Interest of Jacobs Engineering. BOP acknowledges and agrees that TTBA may be admitting Jacobs Engineering Group Inc. as a seventy percent (70%) limited partner in order to comply with requirements of the Pennsylvania Industrial Development Authority. Such admission shall not be subject to any right of first offer contained herein.

          b. Notices. All notices, demands, requests, calls and other communications required by or permitted under this Agreement shall be in writing (whether or not a writing is expressly required hereby), and shall be directed as follows:

                (i) If to TTBA

                    c/o Oliver Tyrone Pulver Corporation
                    One Tower Bridge
                    100 West Front Street, Suite 900
                    West Conshohocken, PA 19428

               (ii) If to BOP:

                    Brandywine Operating Partnership, L.P.
                    c/o Brandywine Realty Trust
                    Newtown Corporate Campus
                    16 Campus Boulevard, Suite 150
                    Newtown Square, PA 19073

               Any entity may specify a different address by sending to the other party a notice by registered or certified mail of such different address. Any notice, demand, request, call or other communication required or permitted to be given or made under this Agreement will be deemed given or made (i) when delivered by hand delivery at its address set forth above, or (ii) three business days following its deposit in the U.S. Mail, addressed to such address, postage

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prepaid, registered or certified, return receipt requested (with a copy by regular U.S. mail, first class, postage prepaid), or (iii) on the next business day following its deposit with Federal Express or another nationally recognized express delivery service, addressed to such address (with a copy by regular U.S. mail, first class, postage prepaid).

          c. Representations and Warranties. The parties hereto warrant and represent to one another that the execution and delivery of this Agreement will not result in a breach of, or constitute a default under, any indenture, mortgage or agreement to which any of the respective parties hereto is a party or by which its assets are bound.

          d. Binding Effect; No Assignment. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that BOP shall have no right to assign, hypothecate, pledge or grant a security interest in this Agreement or any interest herein to any person or entity without the express written consent of TTBA, which consent may be withheld for any reason or for no reason. Notwithstanding the foregoing, the rights and obligations of BOP may be assigned to an entity which meets the requirements set forth in subsection 7.01(B) of the Partnership Agreement of Four Tower Bridge Associates.

          e. Expiration. This Agreement shall automatically expire on the date which is the fourth (4th) anniversary hereof unless before such time it shall have been extended or terminated in writing.

          f. No Recording. This Agreement shall not be lodged for recording in any place or office of public record and any action in violation of this provision shall be deemed to be a default hereunder and permit the other party hereto to terminate this Agreement immediately and without further notice. Notwithstanding the foregoing, Brandywine Realty Trust, the general partner of BOP may make any filings it deems necessary to comply with securities laws with the Securities and Exchange Commission disclosing this transaction.

          g. Brokerage. The parties hereto represent and warrant that each has not dealt with any broker, agent, finder or other intermediary in connection with this Agreement other than Thomas J. Maher & Co., payment of whom is covered by a separate agreement dated _______, 1997. The parties hereto agree to indemnify, defend and hold the other harmless of, from and against any damages, costs, claims, losses or liabilities whatsoever (including attorney's fees, expenses and court costs) arising from any breach by the other of the foregoing warranties, representations and agreements.

          h. Time of the Essence. Time, wherever mentioned herein, shall be of the essence of this Agreement.

          i. Written Evidence of Waiver. If BOP shall fail to exercise its right of first offer within the applicable time period set forth herein, TTBA may, but shall not be obligated to,

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request that BOP so certify in writing formally waiving its right of first offer, whereupon BOP shall execute and deliver such certification within five
(5) business days after receipt of written request therefor.

          j. Savings Clause. In the event any portion of this Agreement shall be deemed to violate that certain Open-end Mortgage and Security Agreement from the Montgomery County Industrial Development Corporation and Three Tower Bridge Associates, as mortgagor, and The Union Labor Life Insurance Company, as mortgagee, such portion of this Agreement shall be of no force or effect, but all remaining portions of this Agreement shall continue in full force and effect.

          k. Entire Agreement. This is the entire agreement between the parties hereto regarding the transaction contemplated hereby and there are no other terms, covenants, conditions, warranties, representations or statements, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

          l. Headings. The headings incorporated in this Agreement are for convenience and reference only and are not a part of this Agreement and do not in any way control, define, limit, or add to the terms and conditions hereof.

          m. Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the Commonwealth of Pennsylvania.

          n. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.

          o.   Limitations on Recourse.

                 (i) No recourse shall be had for any of the obligations of the BOP or BOP-Sub hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other parties hereto.

                (ii) No recourse shall be had for any of the obligations of TTBA hereunder or for any claim based thereon or otherwise in respect thereof against any past, present or future partner or employee of TTBA or any shareholder, officer, director or employee of any

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general partner of TTBA, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all of such liability being expressly waived and released by each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              THREE TOWER BRIDGE ASSOCIATES

                                   By:  THREE OLIVER TOWER ASSOCIATES

                                        By:  THREE OLIVER TOWER CORPORATION,
                                             general partner


                                             By: /s/Donald W. Pulver
                                                -------------------------------
                                                Donald W. Pulver, President


                              BRANDYWINE OPERATING PARTNERSHIP, L.P., a
                              Delaware limited partnership

                              By:  BRANDYWINE REALTY TRUST, its duly
                                   authorized general partner


                                             By: /s/ Anthony A. Nichols, Sr.
                                                 ---------------------------
                                                 Anthony A. Nichols, Sr.
                                                 Chairman of the Board

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                                  Exhibit "A"


                               Legal Description